Exhibit 5.11

Consent of Paulo Pereira

The undersigned hereby consents to (i) the references to, and the information derived from, the scientific and technical content and interpretations contained in; and (ii) the references, as applicable, to the undersigned's name included in or incorporated by reference in the Registration Statement on Form F-10 being filed by GoldMining Inc. with the United States Securities and Exchange Commission, and any amendments thereto.

/s/ Paulo Pereira, B.Sc., P.Geo.
Paulo Pereira, B.Sc., P.Geo.

Dated: December 5, 2025